UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 7, 2006

ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8120 Shaffer Parkway
Littleton, Colorado		80127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 420-1141

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 1, 2006, Ascent Solar Technologies, Inc. announced that independent director Mark Waller had resigned from Ascent Solar’s board of directors to reduce potential conflicts of interest in his principal business as a financial advisor to other companies, particularly in the energy sector.  On December 7, 2006, Ascent Solar received a notification from The Nasdaq Stock Market (“Nasdaq”) that Ascent Solar was no longer in compliance with Nasdaq’s independent director and audit committee requirements set forth in Marketplace Rule 4350, but that consistent with Marketplace Rules 4350(c)(1) and 4350(d)(4), Ascent Solar will be provided a cure period as follows in order to regain compliance and avoid delisting:

•                  The period until the earlier of Ascent Solar’s next annual shareholders’ meeting or November 30, 2007; or if the next annual shareholders’ meeting is held before May 29, 2007, then Ascent Solar must evidence compliance no later than May 29, 2007.

The Company intends to find a qualified replacement for Mr. Waller by this deadline.  A news release by the Company is attached as an exhibit to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 News Release titled “ Ascent Solar Receives Nasdaq Cure Period Notification.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

December 8, 2006	By:	/s/ Matthew Foster
Name: Matthew Foster
Title: President and Chief Executive Officer